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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




The Board of Directors and Stockholders
Intercargo Corporation:


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-11867) pertaining to the 1987 Non-Qualified and Incentive Stock Option Plan of Intercargo Corporation of our report dated March 19, 1999, with respect to the consolidated financial statements and schedules of Intercargo Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                           /s/ ERNST & YOUNG LLP


Chicago, Illinois
March 26, 1999